Exhibit 3.5

STATE OF DELAWARE

CERTIFICATE of AMENDMENT

to the

TWENTY-FOURTH AMENDED AND RESTATED

CERTIFICATE of INCORPORATION

of

ACTELIS NETWORKS, INC.

ACTELIS NETWORKS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), does hereby certify that:

1. The present name of the Corporation is ACTELIS NETWORKS, INC.

2. The date of filing of the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was on November 12, 1998, as ACTEL Networks, Inc. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 6, 1999. A Certificate of Amendment to the Certificate of Incorporation was filed on June 14, 1999. A Certificate of Amendment to the Certificate of Incorporation was filed on July 6, 1999. A Certificate of Amendment to the Certificate of Incorporation was filed on July 28, 1999. The Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 19, 1999. The Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 1, 1999. The Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 20, 2001. The Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 26, 2001. The Sixth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 12, 2001. The Seventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 9, 2004. The Eighth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 7, 2005. A Certificate of Amendment to the Certificate of Incorporation was filed on September 14, 2005. The Ninth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 21, 2006. The Tenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 28, 2006. The Eleventh Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 30, 2008. A Certificate of Amendment to the Certificate of Incorporation was filed on January 27, 2009. The Twelfth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 13, 2009. The Thirteenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 23, 2009. A Certificate of Amendment to the Certificate of Incorporation was filed on June 4, 2009. The Fourteenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 25, 2009. The Fifteenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 2, 2009. The Sixteenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 16, 2011. The Seventeenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 14, 2013. The Eighteenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on July 1, 2013. The Nineteenth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on March 24, 2014. The Twentieth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 16, 2014. The Twenty First Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 24, 2015. The Twenty Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 27, 2015. A Certificate of Amendment to the Twenty Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 29, 2015. A Certificate of Amendment to the Twenty Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 1, 2016. A Certificate of Amendment to the Twenty Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 29, 2022 (the “Certificate of Incorporation”).

3. This Twenty Fourth Amended and Restated Certificate of Incorporation, which amends and restates the Corporation’s Certificate of Incorporation in its entirety, has been duly adopted pursuant to the provisions of Sections 242 and 245 of the DGCL, and the stockholders of the Corporation have given their written consent hereto in accordance with Section 228 of the DGCL. The provisions of the Twenty Fourth Amended and Restated Certificate of Incorporation are as follows

FIRST: The name of the corporation is Actelis Networks, Inc. (the “Corporation”).

SECOND: The registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted and carried on, are to do any lawful act or thing for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is 42,803,774 shares, consisting of 30,000,000 shares of Common Stock with a par value of US$0.0001 per share (the “Common Stock”), 2,803,774 shares of Non-Voting Common Stock with a par value of US$0.0001 per share (the “Non-Voting Common Stock”) and 10,000,000 shares of preferred stock with a par value of US$0.0001 per share (the Preferred Stock or the “Preferred Shares”).

RESOLVED, that the Amended and Restated Certificate of Incorporation of this corporation be amended and restated in its entirety to read as set forth on Exhibit A hereto, and which restates, integrates, and further amends the provisions of the Certificate of Incorporation of the corporation as previously amended or supplemented.

Exhibit A referred to above is hereby incorporated herein by this reference. This Twenty Fourth Amended and Restated Certificate of Incorporation was approved by the holders of the requisite number of shares of this corporation in accordance with section 228 of the DGCL.

This Twenty Fourth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which restates, integrates, and further amends the provisions of this corporation’s Amended and Restated Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the DGCL.

IN WITNESS WHEREOF, the corporation has caused this Twenty Fourth Amended and Restated Certificate of Incorporation to be signed by its duly authorized officer and the foregoing facts stated herein are true and correct.

Dated:	May_______, 2022	ACTELIS NETWORKS, INC.

By:
		Name:	Tuvia Barlev
		Title:	CEO

EXHIBIT A

TWENTY FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

of

ACTELIS NETWORKS, INC.

ARTICLE I: NAME

The name of the Corporation is Actelis Networks, Inc. (the “Corporation”)

ARTICLE II: REGISTERED OFFICE

The address of its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and its registered agent at such address is The Corporation Trust Company.

ARTICLE III: PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV: AUTHORIZED STOCK

1. Total Authorized.

The total number of shares of all classes of capital stock that the Corporation has authority to issue is 42,803,774 shares, consisting of 30,000,000 shares of Common Stock with a par value of US$0.0001 per share (the “Common Stock”), 2,803,774 shares of Non-Voting Common Stock with a par value of US$0.0001 per share (the “Non-Voting Common Stock”) and 10,000,000 shares of preferred stock with a par value of US$0.0001 per share (the Preferred Stock or the “Preferred Shares”).

The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of capital stock representing a majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the DGCL.

2. Rights of Common Stock.

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations, or restrictions thereof in respect of each class of capital stock of the Corporation.

2.1 Voting Rights. Each holder of Common Stock shall have the right to one (1) vote per share of Common Stock held of record by such holder. The holders of shares of Common Stock shall (a) be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation, and (b) be entitled to vote upon such matters and in such manner as may be provided by applicable law.

2.2 Liquidation, Dissolution or Winding Up. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive ratably all assets of the Corporation available for distribution to its stockholders.

2.3 Dividend and Distribution Rights. Shares of Common Stock shall be treated equally, identically, and ratably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time by the Board of Directors out of any assets of the Corporation legally available therefor.

2.4 Merger or Consolidation. In the case of any distribution or payment in respect of the shares of Common Stock upon the consolidation or merger of the Corporation with or into any other entity, or in the case of any other transaction having an effect on stockholders substantially similar to that resulting from a consolidation or merger, such distribution or payment shall be made ratably on a per share basis among the holders of the Common Stock.

2.5 Vote by Written Consent. Unless otherwise provided in this Certificate of Incorporation or the Bylaws, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. For the purposes of this Section 2 of this ARTICLE IV, to the extent permitted by applicable law, an electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed, and dated as of the date on which such writing or other electronic transmission is transmitted.

ARTICLE V: PREFERRED STOCK

The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

ARTICLE VII: AMENDMENT OF BYLAWS

The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation. Any adoption, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” shall mean the total number of directors then in office. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of at least 75% of the outstanding shares of capital stock entitled to vote.

ARTICLE VIII: MATTERS RELATING TO THE BOARD OF DIRECTORS

1. Director Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board. In addition to the powers and authority expressly conferred upon them by statute or by this Certificate of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

2. Number of Directors. The number of directors shall be fixed from time to time by resolution adopted by a majority of the voting power of the then-outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class which shall initially be 5 directors.

3. Staggered Board. Commencing on the closing date of the Corporation’s initial public offering of securities (“IPO”), in lieu of electing the whole number of directors annually, the directors, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as is reasonably possible, with the term of office of the first class (“Class I”) to expire at the first annual meeting of stockholders held following the IPO, the term of office of the second class (“Class II”) to expire at the second annual meeting of stockholders held following the IPO, and the term of office of the third class (“Class III”) to expire at the third annual meeting of stockholders held following the IPO, with each director to hold office until his or her successor shall have been duly elected and qualified unless earlier removed. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders held following the IPO, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified unless earlier removed. Notwithstanding that a lesser percentage may be permitted from time to time by applicable law, no provision of this Section 3 may be altered, amended or repealed in any respect, nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least 80% of the combined voting stock of the Corporation voting together as a single class at a meeting of stockholders called by the action of the board of directors.

4. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted in the Corporation’s Bylaws or in accordance with applicable law. No decrease in the number of directors constituting the Whole Board shall shorten the term of any incumbent director.

5. Vacancies. Directors may be elected to fill any vacancy on the board of directors, regardless of how such vacancy shall have been created by the approval of a majority of the Whole Board who are then in office.

6. Vote by Ballot. Election of directors need not be by written ballot.

ARTICLE IX: DIRECTOR LIABILITY

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL or any other law of the State of Delaware is amended after approval by the stockholders of this ARTICLE IX to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

Any amendment, repeal, or modification of the foregoing provisions of this ARTICLE IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such amendment, repeal, or modification.

ARTICLE X: INDEMNIFICATION

The following indemnification provisions shall apply to the persons enumerated below.

1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this ARTICLE X the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this ARTICLE X or otherwise.

3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this ARTICLE X is not paid in full within thirty (30) days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.

6. Non-Exclusivity of Rights. The rights conferred on any person by this ARTICLE X shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, the Bylaws, or any agreement, or pursuant to any vote of stockholders or disinterested directors or otherwise.

7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another Corporation, partnership, limited liability company, joint venture, trust, organization, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other Corporation, partnership, limited liability company, joint venture, trust, organization, or other enterprise.

8. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (a) to indemnify the Corporation for any obligation which it incurs as a result of the indemnification of directors, officers and employees under the provisions of this ARTICLE X; and (b) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this

ARTICLE XI: AMENDMENT OR REPEAL

Any repeal or modification of the foregoing provisions of ARTICLE X shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors, and administrators.

ARTICLE XII: MATTERS RELATING TO STOCKHOLDERS

Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

ARTICLE XIII: CHOICE OF FORUM; EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim that is based upon a breach of a fiduciary duty owed by, or other wrongdoing by, any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising pursuant to any provision of the General Corporation Law, this Restated Certificate of Incorporation or the Bylaws or as to which the General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; (iv) any action to interpret, apply, enforce or determine the validity of this Restated Certificate of Incorporation or the Bylaws; (v) any action asserting a claim against the Corporation governed by the internal affairs doctrine; or (vi) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the General Corporation Law. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article. Failure to enforce the foregoing provisions of this Article would cause the Corporation irreparable harm, and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions.

ARTICLE XIV: AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and the provisions set forth in this ARTICLE XIV. Any amendment to or repeal of this Certificate of Incorporation or any provision or article thereof shall require the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote, voting together as a single class.